Exhibit 99.3

Kintara Therapeutics (formerly DelMar Pharmaceuticals) Regains Compliance with NASDAQ Minimum Bid Price Requirement

SAN DIEGO, August 21, 2020 — Kintara Therapeutics, Inc. (formerly DelMar Pharmaceuticals, Inc.)  (“Kintara” or the “Company”) (Nasdaq: KTRA) announced today that it has regained compliance with the minimum bid price requirement for continued listing on the NASDAQ Capital Market pursuant to Listing Rule 5550(a)(2) (the “Minimum Bid Price Rule”). On August 19, 2020, Kintara received a letter from the Listing Qualifications Department of The Nasdaq Stock Market, Inc. stating that because Kintara’s shares had a closing bid price at or above $1.00 per share for a minimum of ten (10) consecutive business days, Kintara’s stock had regained compliance with the Minimum Bid Price Rule and the matter is now closed.

About Kintara

Located in San Diego, California, Kintara is dedicated to the development of novel cancer therapies for patients with unmet medical needs.

Kintara is developing two late-stage, Phase 3-ready therapeutics for clear unmet medical needs with reduced risk development programs. The two programs are VAL-083 for GBM and REM-001 for CMBC.

VAL-083 is a “first-in-class”, small-molecule chemotherapeutic with a novel mechanism of action that has demonstrated clinical activity against a range of cancers, including central nervous system, ovarian and other solid tumors (e.g. NSCLC, bladder cancer, head and neck) in U.S. clinical trials sponsored by the National Cancer Institute (NCI). Based on Kintara’s internal research programs and these prior NCI-sponsored clinical studies, Kintara is currently conducting clinical trials to support the development and commercialization of VAL-083 in GBM.

Kintara is also advancing its proprietary late stage photodynamic therapy (PDT) platform that holds promise as a localized cutaneous or visceral tumor treatment as well as in other potential indications. REM-001 therapy, has been previously studied in four Phase 2/3 clinical trials in patients with CMBC, who had previously received chemotherapy and/or failed radiation therapy. With clinical efficacy to date of 80% complete responses of CMBC evaluable lesions and with an existing robust safety database of approximately 1,100 patients across multiple indications, Kintara is advancing the REM-001 CMBC program to late stage pivotal testing.

Forward-Looking Statements

This press release contains forward-looking statements based upon Kintara’s current expectations. This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words. These statements are only predictions. Kintara has based these forward-looking statements largely on its then-current expectations and projections about future events, as well as the beliefs and assumptions of management. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Kintara’s control, and actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to: (i) risks associated with the impact of the COVID-19 pandemic; (ii) risks and uncertainties relating to Kintara’s ability to develop, market and sell products based on its technology; the expected benefits and efficacy of Kintara’s products and technology; the availability of substantial additional funding for Kintara to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, Kintara’s business, research, product development, regulatory approval, marketing and distribution plans and strategies (ii) whether the recently closed merger with Adgero Biopharmaceuticals will be successful, and (iii) those risks detailed in Kintara’s most recent Annual Report on Form 10-K and subsequent reports filed with the SEC, as well as other documents that may be filed by Kintara from time to time with the SEC. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Kintara cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results could differ materially from those projected in the forward-looking statements. The forward-looking statements made in this communication relate only to events as of the date on which the statements are made. Except as required by applicable law or regulation, Kintara undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Investors should not assume that any lack of update to a previously issued “forward-looking statement” constitutes a reaffirmation of that statement.

Contact Information

Investors:
CORE IR
516-222-2560
ir@coreir.com

Media:
Jules Abraham
Head of Public Relations
CORE IR
917-885-7378
julesa@coreir.com